UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 22, 2006

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2006, the nominations and compensation committee of Hospira’s board of directors approved the performance measures by which 2006 awards will be determined under the Hospira, Inc. 2004 Performance Incentive Plan. Hospira’s named executive officers are participants in that plan. The committee will consider Hospira’s earnings (adjusted as described in the press release announcing Hospira’s results of operations), cash flows, net sales and corporate well-being for purposes of determining 2006 plan awards.

Item 2.02 Results of Operations and Financial Condition

On February 28, 2006, Hospira issued a press release announcing its 2005 fourth-quarter and full-year results of operations. Such press release is furnished as Exhibit 99.1, and incorporated by reference into this Item 2.02. In such press release, Hospira uses various non-GAAP financial measures. Please refer to the section of the press release entitled “*Use of Non-GAAP Financial Measures” for further information regarding those non-GAAP financial measures.

Item 7.01 Other Regulation FD Disclosure

On February 28, 2005, Hospira issued a press release announcing that its board of directors approved a $400 million share repurchase program. Such press release is furnished as Exhibit 99.2, and incorporated by reference into this Item 7.01.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibits 99.1 and 99.2 are furnished pursuant to Items 2.02 and 7.01 hereof, respectively, and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit

99.1	Press Release, dated February 28, 2006, announcing 2005 fourth-quarter and full-year results of operations.

99.2	Press Release, dated February 28, 2006, announcing that Hospira’s board of directors approved a $400 million share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: February 28, 2006		/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description
99.1	Press Release, dated February 28, 2006, announcing 2005 fourth-quarter and full-year results of operations.

99.2	Press Release, dated February 28, 2006, announcing that Hospira’s board of directors approved a $400 million share repurchase program.